                                                                    EXHIBIT 3.29

                                                                           FILED
                                                                     APR 22 1988
                                                                 [/s/ ILLEGIBLE]
                                                              Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                           MWC ACQUISITION SUB, INC.

         I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

         FIRST: The name of the corporation (hereinafter called the "Corporation") is MWC Acquisition Sub, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County or New Castle, The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of common stock which the Corporation shall have authority to issue is 1,000. All such shares shall have a par value of $0.01 per share.

         FIFTH: The name and mailing address of the sole incorporator is Charles
D. Glanville, Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114.

         SIXTH: The names and mailing addresses of the persons who are to serve as directors of the Corporation until

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                                     - 2 -

the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

             NAME                         MAILING ADDRESS
             ----                         ---------------
       Joseph C. Overbeck             4000 Collins Road

                                      Lansing, Michigan 48910

       Richard W. Tuley               4000 Collins Road

                                      Lansing, Michigan 48910

       Dale R. Martin                 4000 Collins Road

                                      Lansing, Michigan 48910

         SEVENTH: The board of directors of the Corporation shall have power to make, alter or amend By-Laws of the Corporation.

         EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and

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                                     - 3 -

pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

         IN WITNESS WHEREOF, I the undersigned, being the sole incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 21st day of April 1988.

                                          /s/ Charles D. Glanville
                                          ------------------------
                                          Charles D. Glanville

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 02/18/1998
   981063088 - 2158574

                            CERTIFICATE OF AMENDMENT
                                      TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MWC ACQUISITION SUB, INC.

         MWC ACQUISITION SUB, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on April 22, 1988, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is HL OHIO SUB, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 16th day of February, 1998 by duly authorized officers of the Corporation.

                                      MWC ACQUISITION SUB, INC.

                                      By: /s/ Daniel M. Sandberg
                                          -----------------------------------
                                          Name:  Daniel M. Sandberg
                                          Title: Vice President, General Counsel
                                                 & Secretary

ATTEST:

By: /s/ Patrick B. Carey
    -----------------------
    Name : Patrick B. Carey
    Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                HL OHIO SUB, INC.

         HL OHIO SUB, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on April 22, 1988, with the Secretary of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST: The name of the corporation is HAYES LEMMERZ INTERNATIONAL - HOMER, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 17th day of June, 1999 by duly authorized officers of the Corporation.

                                               HL OHIO SUB, INC.

                                               By: /s/ William D. Shovers
                                                   -------------------------
                                                   Name:  William D. Shovers
                                                   Title: Vice President

ATTEST:

By: /s/ Patrick B. Carey
    --------------------------
    Name : Patrick B. Carey
    Title: Assistant Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 06/18/1999
                                                          991248308 - 2158574